As filed with the Securities and Exchange Commission on July 22, 2022

Registration No. 333-266008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CREATD, INC.

(Exact name of registrant as specified in its charter)

Nevada	87-0645394
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

419 Lafayette Street,

6th Floor

New York, NY 10003

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laurie Weisberg

Chief Executive Officer
419 Lafayette Street, 6th Floor
New York, NY 10003
Telephone: (201) 258-3770
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.

Scott E. Linsky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Iselin, NJ 08830

(732) 395-4400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Creatd, Inc. (the “Registrant”) is filing this Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-266008) as an exhibits-only filing to file Exhibit 5.1 and 23.2 (which is included in Exhibit 5.1). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, including the signature page and the exhibit index, and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1+	Form of Original Issue Discount Senior Convertible Debenture (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2022)
4.2+	Form of Series C Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2022)
4.3+	Form of Series D Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2022)
5.1*	Opinion of Lucosky Brookman LLP
10.1+	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2022)
10.2+	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2022)
10.3+	Form of Guaranty (incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2022)
23.1 +	Consent of Rosenberg Rich Baker Berman, P.A. (incorporated herein by reference to Exhibit 23.1 of the Company’s Registration Statement on Form S-3 filed with the SEC on July 1, 2022)
23.2*	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)
24.1+	Power of Attorney (included on the signature page of this Registration Statement) (incorporated herein by reference to Exhibit 24.1 of the Company’s Registration Statement on Form S-3 filed with the SEC on July 1, 2022)
107+	Filing Fee Table incorporated herein by reference to Exhibit 107 of the Company’s Registration Statement on Form S-3 filed with the SEC on July 1, 2022

*	Filed herewith.
+	Filed previously.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 22, 2022.

Creatd, Inc.

By:	/s/ Laurie Weisberg
Name: Laurie Weisberg Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Laurie Weisberg, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Laurie Weisberg	Chief Executive Officer	July 22, 2022
Laurie Weisberg	(Principal Executive Officer), Director

/s/ Chelsea Pullano	Chief Financial Officer	July 22, 2022
Chelsea Pullano	(Principal Financial and Accounting Officer)

/s/ Jeremy Frommer	Executive Chairman	July 22, 2022
Jeremy Frommer

/s/ Brad Justus	Director	July 22, 2022
Brad Justus

/s/ Lorraine Hendrickson	Director	July 22, 2022
Lorraine Hendrickson

/s/ Joanna Bloor	Director	July 22, 2022
Joanna Bloor

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